Exhibit 23

CONSENT OF INDEPENDENT ACCOUNTANTS


	We consent to the incorporation by reference in the Registration Statement of Fort James Corporation on Form S-8 (File No. 33-57153) of our report dated February 6, 1998, on our audits of the financial statements of the Fort James Corporation Canadian Employees Stock Purchase Plan as of December 31, 1997 and 1996, and for each of the three years in the period ended December 31, 1997, which report is included in this Annual Report on Form 11-K.





                                        COOPERS & LYBRAND L.L.P.


Richmond, Virginia
March 23, 1998